Exhibit 10.6

FIRST AMENDMENT TO 8.5% CONVERTIBLE REDEEMABLE NOTE DUE APRIL 24, 2018

This FIRST AMENDMENT TO 8.5% CONVERTIBLE REDEEMABLE NOTE (“First Amendment”’) is entered into by and between JERRICK MEDIA HOLDINGS, INC., a Nevada corporation (the “Borrower”), and DIAMOND ROCK, LLC., a New York limited liability, (the “Lender”). Borrower and Lender are sometimes individually referred to in this First Amendment as “Party” and collectively as “Parties”. This First Amendment shall be effective on the first date on which it is signed by both of the Parties (“Effective Date”).

RECITALS

A.         The Parties previously entered into that certain 8.5% Convertible Redeemable Note Agreement on or around July 24, 2017 (the “Note Agreement”) (the 8.5% Convertible Redeemable Note referred to as the “Note”).

B.          The Parties now desire to amend the 8.5% Convertible Redeemable Note Agreement as set forth in this First Amendment.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES SET FORTH IN THIS FIRST AMENDMENT AND OTHER VALUABLE CONSIDERATION, THE PARTIES AGREE AS FOLLOWS:

1.	Amendments.

1.1 Section 4(c) of the 8.5% Convertible Redeemable Note Agreement is hereby amended to read as follows: The Company may redeem this Note by paying to the Lender an amount as follows: (i) if the redemption of the Note is on or prior to September 13, 2017, then for an amount equal to 117.5% of the face amount of this Note along with any interest that has accrued during that period or (ii) if the redemption of this Note after September 13, 2017 but less than the 180th day of this Note, then for an amount equal to 150% of the unpaid principal amount of this Note along with any accrued interest (the day of such a redemption if and when it occurs, the “Redemption Date”). In the event the Company redeems the Note on or prior to September 13, 2017, the Company will offer to repurchase, on the Redemption Date, the shares the Lender received as additional consideration for the purchase of the Note pursuant to Section 4(e) of the Securities Purchase Agreement (the “Consideration Shares”) at a price of $0.14079 per share, which represents the volume weighted average closing price for the five trading day period from August 31, 2017 through September 7, 2017 (the “Share Repurchase”). The Lender is under no obligation to sell the Consideration Shares pursuant to the Share Repurchase offer, and the Share Repurchase offer will expire at 5:00 pm (Eastern Time) on the Redemption Date. The Lender should notify the Borrower in writing delivered by overnight mail, email or facsimile transmission if it chooses to accept the Share Repurchase offer. Funds for the accrued interest, Note Redemption and Share Repurchase (if lender chooses to accept the Share Repurchase offer) will be paid to the Lender in a single wire transfer (per Lender’s wiring instruction included herein on Exhibit A) within 24 hours. This Note may not be redeemed after 180 days.

Funds due Lender in the event the Company redeems the Note on or before September 13, 2017:

Redemption Date:	Note Redemption	Accrued Interest	Total Without Share Repurchase	Share Repurchase	Total With Share Repurchase
September 11, 2017	$58,750.00	$578.47	$59,328.47	$3,519.75	$62,848.22
September 12, 2017	$58,750.00	$590.28	$59,340.28	$3,519.75	$62,860.03
September 13, 2017	$58,750.00	$602.08	$59,352.08	$3,519.75	$62,871.83

2              Incorporation of Recitals. The Recitals set forth above, including the defined terms therein, are true and correct and are hereby incorporated in this First Amendment by this reference as if restated in full.

3             Defined Terms. All initially-capitalized terms used in this First Amendment and not otherwise defined herein shall have the meaning ascribed to them, respectively, in the 8.5% Convertible Redeemable Note Agreement, unless otherwise expressly provided in this First Amendment.

4             No Other Amendments. Except as modified by this First Amendment, the 8.5% Convertible Redeemable Note Agreement remains binding on the Parties in full force and effect according to its terms.

5             Incorporation of First Amendment. From and after the Effective Date of this First Amendment, wherever the term “8.5% Convertible Redeemable Note Agreement” or “Agreement” appears in the 8.5% Convertible Redeemable Note Agreement, it shall be read and understood to mean the 8.5% Convertible Redeemable Note Agreement as amended by this First Amendment.

*** Signature Page Follows ***

IN WITNESS WHEREOF, DiamondRock LLC and Jerrick Media Holdings, Inc. have executed this First Amendment as of the date written below:

JERRICK MEDIA HOLDINGS, INC.

By:	/s/ Jeremy Frommer	Date: September 8, 2017
Jeremy Frommer, Chief Executive Officer

DIAMONDROCK LLC

By:	/s/ Neil Rock	Date: September 8, 2017
Neil Rock, President

EXHIBIT A